UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                FORM 8-K/A (NO.1)

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2004

                         CALYPTE BIOMEDICAL CORPORATION
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

            DELAWARE                        000-20985              06-1226727
-----------------------------       ------------------------  ------------------
(STATE OR OTHER JURISDICTION)       (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
            OF INCORPORATION)                                   IDENTIFICATION)

                5000 HOPYARD RD., SUITE 480, PLEASANTON CA 94588
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 730-7200
                                                           --------------

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 15, 2004, the Board of Directors of the Registrant (the "Company") appointed Roger Gale as a member of its Board of Directors and as Chairman. On February 9, 2005, the Compensation Committee of the Company's Board of Directors approved a consulting contract under which Mr. Gale will provide certain strategic and advisory services to the Company through July 31, 2005, separate from his role as Chairman (the "Consulting Contract"). Under the terms of the Consulting Contract and concurrent with its approval by the Compensation Committee, the Company has granted to Mr. Gale immediately exercisable options to purchase 850,000 shares of its common stock, $0.03 par value at an exercise price of $0.35 per share, which was the market price of the Company's common stock on the date the option was granted. The options have a life of ten years and were granted pursuant to the Company's 2004 Incentive Plan.

On November 19, 2004, the Company filed a Current Report on Form 8-K reporting the appointment of Mr. Gale as a member of its Board of Directors and his selection as Chairman. The Company hereby amends that report to include as an exhibit the Consulting Contract between Mr. Gale and the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.153 Consulting Contract between the Company and Roger Gale effective as of February 9, 2005.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Pleasanton, California
       February 10, 2005

                                 Calypte Biomedical Corporation

                                 By: /s/  Richard D. Brounstein
                                     ----------------------------------
                                      Richard D. Brounstein
                                      Executive Vice President
                                      and Chief Financial Officer


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